EXHIBIT 99.3

                               Exhibit 10

                    Consent of Price Waterhouse, LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of the WRL Financial Freedom Builder Post-Effective Amendment No. 2 to the registration statement on Form S-6 of our report dated January 30, 1998, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Life Account, which appears in the Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Kansas City, Missouri
April 20, 1998